EXHIBIT 10.6

FIRST AMENDMENT TO
DEVELOPMENT AGREEMENT BETWEEN

AIRCOM PACIFIC, INC. ("AIRCOM")

AND

PRICEPLAY.COM, INC. ("PRICEPLAY")

This First Amendment to Development Agreement is made on July 17, 2015 (this ''Amendment") by and between Aircom Pacific, Inc., a company incorporated under the laws of California ("Aircom") and Priceplay.com, Inc., a company incorporated under the laws of Delaware ("Priceplay"), amending the Development Agreement dated February 10, 2015 by and between Aircom and Priceplay (the "Development Agreement").

WHEREAS

(A) All capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Development Agreement.

(B) Aircom and Priceplay entered into the Development as of February 10, 2105, pursuant to which the parties intend to develop the Work incorporating the AirCinema Design Concept;

(C) Aircom has developed a mockup version of the Work, which was displayed at the 2015 Paris Air Show and received many positive feedbacks;

(D) The parties desire to further the development of the Work and create airplane passenger seats for commercial sales (the ''AirCinema Seats");

(E) The parties believe that the sale of the AirCinema Seats would be increased substantially if the AirCinema Seats are marketed together with the inflight connectivity solution being offered to airlines by Aircom (the "Aircom Connectivity Solution"):

(F) The parties desire to jointly contribute to the research and development of the Aircom Connectivity Solution to facilitate future sales of the AirCinema Seats;

(G) The parties desire to set forth their respective rights and duties with respect to the deployment of the Aircom Connectivity Solution; and

(H) In connection with the changes contained in this Amendment, the parties desire to modify the royally fees set forth in Section 6.5(a) of the Development Agreement;

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NOW, THEREFORE the Parties hereto agree as follows:

1. Aircom agrees to work diligently in developing the Aircom Connectivity Solution for deployment. Aircom agrees to market the AirCinema Seats to the customers of Aircom Connectivity Solution. Except as set forth in this Amendment, Aircom shall bear all costs with respect to the research and development of Aircom Connectivity Solution.

2. Priceplay agrees to bear the following costs with respect to the research and development of the Aircom Connectivity Solution, in particular the costs of satellite connection link budget tests:

a. Costs to set up equipment at AsiaSat	$3,000
b. Initial Deposit Required by AsiaSat	$387,500
c. Other time and material*	$50.000
Total	$440.500

•	This amount covers only a portion of the time and material costs.

The amount to be paid pursuant to this paragraph 2 shall be paid by Priceplay to Aircom immediately prior to the signing of the satellite services agreement with AsiaSat, and following the receipt of such payment Aircom shall promptly enter into the satellite services agreement with AsiaSat and pay the equipment setup fee and the initial deposit to AsiaSat.

3. In light of Priceplay's agreement to bear a portion of the research and development cost of Aircom Connectivity Solution, Section 6.3(a) of the Development Agreement shall be deleted and replaced in its entirety by the following:

(a)	If Aircom is the Deploying Party, Aircom shall pay Priceplay a royalty fee equal to (i) $300 per seat for the first 3,000 seats sold, and (ii) S50 per seat thereafter; and

4. All intellectual property rights and all other rights relating to Aircom Connectivity Solution shall remain Aircom's sole property.

5. Except as otherwise amended by this First Amendment. all other terms of the Development Agreement are hereby confirmed, and this First Amendment and the Development Agreement shall be read together as one single document.

6. This Amendment may be executed by counterparts. Facsimile signatures shall have the same effect as originals.

[Signature Page to Follow]

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As witness this Amendment has been executed by or on behalf of the Parties the day and year first before written.

AIRCOM PACIFIC, INC.

By	/s/ Jan-Yung Lin
Name:	Jan-Yung Lin
Title:	Chief Executive Officer

PRICEPLAY.COM, INC.

By:	/s/ Daniel Shih
Name:	Daniel Shih
Title:	Chairman

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